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                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

        The following entities are owned directly, or indirectly, by T&W Financial Corporation:

Polyjohn Financial, L.L.C., a Washington limited liability company

Member Services Company, L.L.C., a Washington limited liability company

T&W/Commercial Financial Services L.L.C., a Delaware limited liability company

First Financial Leasing Company, L.L.C., a Washington limited liability company

Dodd Pacific Capital Resources, L.L.C., a Washington limited liability company

Prime One Capital Company, L.L.C., a Washington limited liability company

Onset Capital Corporation, an Alberta corporation

806285 Alberta Ltd., an Alberta corporation

T & W Funding Company I, L.L.C., a Delaware limited liability company*

T & W Funding Company II, L.L.C., a Delaware limited liability company*

T & W Funding Company IV, L.L.C., a Delaware limited liability company*

T & W Funding Company V, L.L.C., a Delaware limited liability company*

T & W Funding Company VII, L.L.C., a Delaware limited liability company*

T & W Funding Company VIII, L.L.C., a Delaware limited liability company*

T & W Funding Company IX, L.L.C., a Delaware limited liability company*

T & W Funding Company X, L.L.C., a Delaware limited liability company*

T & W Funding Company XI, L.L.C., a Delaware limited liability company*

T & W Funding Company XII, L.L.C., a Delaware limited liability company*
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*Special purpose entities formed in connection with lease securitizations.